UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 28, 2003

AGILE SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27071	77-0397905
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Almaden Boulevard

San Jose, California 95113-2211

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (408) 975-3900

(Former name or former address, if changed since last report)

Item 7.    Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Description
99.1	Press release dated May 28, 2003

Item 9.    Regulation FD Disclosure

In accordance with Securities and Exchange Commission Release No. 33-8216, the following information, which is intended to be furnished under Item 12, “Results of Operations and Financial Condition,” is instead being furnished under Item 9, “Regulation FD Disclosure.” The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On May 28, 2003, Agile Software Corporation (the “Company”) issued a press release regarding the Company’s financial results for its fourth fiscal quarter and year ended April 30, 2003. The full text of the Company’s press release is attached hereto as Exhibit 99.1.

The Company provides in the press release certain non-GAAP financial measures, including non-GAAP net loss and non-GAAP net loss per share. These non-GAAP financial measures exclude from the directly comparable GAAP measures, where applicable, amortization of goodwill and intangible assets, stock compensation expense, acquired in-process technology, merger-related benefit, restructuring and other charges and impairment of equity investments. As required by Regulation G, the press release contains a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures. The Company believes the non-GAAP measures are useful to investors because they provide an alternative method for measuring the operating performance of the Company’s business, excluding certain non-cash or non-recurring items that would normally be included in the most directly comparable GAAP financial measure. The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s operating performance. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as reported by the Company may not be comparable to similarly titled items reported by other companies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILE SOFTWARE CORPORATION

Date: May 28, 2003	By:	/s/ CAROLYN V. AVER
Carolyn V. Aver, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated May 28, 2003